UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 26, 2016

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported below under Item 5.07 of this report, Nelnet, Inc., a Nebraska corporation (the "Company"), held its 2016 annual meeting of shareholders on May 26, 2016, at which meeting the Company’s shareholders approved an amendment to the Company's articles of incorporation by a majority of the votes cast at the meeting. On May 27, 2016, the Company filed Articles of Amendment to Second Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the Nebraska Secretary of State, pursuant to which the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) were amended to insert a new Article XII thereto, which designates the Nebraska state district court located in Lincoln, Nebraska, or, if such court does not have jurisdiction, the United States federal district court located in Lincoln, Nebraska, as the sole and exclusive forum for the adjudication of certain intra-corporate legal actions described below, to the fullest extent permitted by law and unless the Company consents in writing to the selection of an alternative forum (with such amendment to the Articles of Incorporation referred to herein as the “Amendment”).

The Amendment provides that the designation of the exclusive forum applies to: (i) any derivative action or proceeding brought on behalf or in the right of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Company to the Company or the Company’s shareholders; (iii) any action asserting a claim arising pursuant to any provision of Nebraska state corporate law or the Articles of Incorporation or Bylaws of the Company (as each may be amended from time to time); and (iv) any action asserting a claim governed by the internal affairs doctrine. The Amendment also provides that any person or entity owning, purchasing, or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the provisions of the Amendment.

The above description of the Amendment is qualified in its entirety by reference to the complete text of the Articles of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual shareholders' meeting on May 26, 2016. At the meeting, the following proposals were submitted to a vote of our shareholders, with the voting results indicated below:

Proposal 1: Election of Directors. Our shareholders elected the following nine directors to hold office until the 2017 annual meeting of shareholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Michael S. Dunlap	140,625,310	368,675	598	2,010,001
Stephen F. Butterfield	133,151,770	7,841,581	1,232	2,010,001
James P. Abel	140,590,477	402,714	1,392	2,010,001
William R. Cintani	138,987,138	2,005,952	1,493	2,010,001
Kathleen A. Farrell	140,758,700	234,491	1,392	2,010,001
David S. Graff	138,320,205	2,672,952	1,426	2,010,001
Thomas E. Henning	140,655,110	337,979	1,494	2,010,001
Kimberly K. Rath	139,592,004	1,401,087	1,492	2,010,001
Michael D. Reardon	139,735,037	1,258,153	1,393	2,010,001

Proposal 2: Ratification of the appointment of KPMG LLP. Our shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
142,828,450	173,933	2,201	—

Proposal 3: Advisory vote on executive compensation. Our shareholders approved, by an advisory vote, the compensation of our named executive officers as disclosed in the proxy statement for the annual meeting.

For	Against	Abstain	Broker Non-Votes
140,842,230	146,325	6,028	2,010,001

Proposal 4: Approval of amendment to the Company's articles of incorporation. Our shareholders approved an amendment to the Company's articles of incorporation to designate courts in Nebraska as the exclusive forum for certain legal actions that may be initiated by shareholders.

For	Against	Abstain	Broker Non-Votes
133,747,801	7,238,382	8,400	2,010,001

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

3.1	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Nelnet, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 31, 2016
NELNET, INC.
By: /s/ JAMES D. KRUGER

Name:	James D. Kruger

Title:	Chief Financial Officer